8-K March 21, 2018 Williams Capital - West Coast Utilities Conference March 21-22, 2018 Sunrise - Anaconda, MT

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. NorthWestern Corporation dba: NorthWestern Energy Ticker: NWE Trading on the NYSE www.northwesternenergy.com Corporate Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com Company Information

About NorthWestern 3 Montana Operations Electric 369,100 customers 24,495 miles – transmission & distribution lines 809 MW nameplate owned power generation Natural Gas 196,700 customers 7,287 miles of transmission and distribution pipeline 17.75 Bcf of gas storage capacity Own 55.9 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 42,400 customers 790 miles of distribution pipeline South Dakota Operations Electric 63,600 customers 3,560 miles – transmission & distribution lines 440 MW nameplate owned power generation Natural Gas 46,500 customers 1,681 miles of transmission and distribution pipeline Data as of 12/31/2017

4

NWE - An Investment for the Long Term


Black Eagle dam

Pure Electric & Gas Utility

- 100% regulated electric & natural gas utility business with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~56% hydro & wind

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability (EEI 2nd quartile)
- Low leaks per 100 miles of pipe (AGA 1st quartile)
- Solid JD Power Overall Customer Satisfaction scores

Strong Earnings & Cash Flow

- Consistent track record of earnings & dividend growth
- Strong cash flows aided by net operating loss carry-forwards anticipated to be available into 2020
- Strong balance sheet & investment grade credit ratings

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program to ensure safety and reliability
- Significant investment in renewable resources (hydro & wind) will provide long-term energy supply pricing stability for the benefit of customers for many years to come
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Debt to total capitalization ratio of 50%-55% with liquidity of $100 million or greater
- Targeted 6%-9% long-term total shareholder return (eps growth plus dividend yield)
- Targeted dividend payout ratio of 60%-70%

Best Practices Corporate Governance

NYSE Governance Services Governance, Risk and Compliance Leadership Awards 2015 Winner

2015 Utility Customer Champion Residential | Cogent Reports

Forbes | 2013 America's Most Trustworthy Companies

Corporate Governance Awards 2014 Corporate Secretary Winner

corpedia Ethics. Elevated.

A Diversified Electric and Gas Utility 5 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric, 80% Residential and 80% Montana Over $3.5 billion of rate base investment to serve our customersData as of 12/31/2017.

6 Highly Carbon-Free Supply Portfolio Based upon 2017 MWH’s of owned and long-term contracted resources. Approximately 56% of our total company owned and contracted supply is carbon-free. NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Strong Utility Foundation 7  Solid and improving JD Power Overall Customer Satisfaction Scores  Residential electric and natural gas rates below national average  Solid electric system reliability and low gas leaks per mile

Solid Economic Indicators 8 • Customer growth rates historically exceed National Averages. • Unemployment rates in all three of our states are meaningfully below National Average. Source: NorthWestern customer growth - 2008-2016 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/21/17 Electric: EEI Statistical Yearbook (published December 2015, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers") Source: Company 10K’s, 2015/2016 EEI Statistical Yearbook – Table 7.2 and EIA.gov Black Eagle Power House

A History of Growth 9 2008-2017 CAGR’s: GAAP EPS: 7.3% - Non-GAAP EPS: 6.8% - Dividend: 5.3% See appendix for “Non-GAAP Financial Measures” $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40 $3.30-$3.50

Track Record of Delivering Results 10 Return on Equity on GAAP Earnings within 9.5% - 11.0% band over the last 6 years with average of 9.9%. See appendix for “Non-GAAP Financial Measures” Total Shareholder Return is better than our 13 peer average for the 10 year period but lags in the 1, 3 & 5 year periods, due primarily to concerns over Montana regulatory decisions. * Peer Group: ALE, AVA, BKH, EE, GXP, IDA, MGEE, OGE, OTTR, PNM, POR, VVC, WR

Investment for Our Customers’ Benefit 11 Over the past 8 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while maintaining bills lower than the US average. As a result we have also been able to deliver solid earnings growth for our investors. 2008-2017 CAGRs Estimated Rate Base: 13.3% GAAP Diluted EPS: 7.3% 2008-2017 CAGRs NWE typical electric bill: 2.1% NWE typical natural gas bill: (6.1%) 2008-2016 CAGRs US average electric bill: 1.7%* US average natural gas bill: (4.0%)**

Balance Sheet Strength and Liquidity 12 Investment grade credit ratings, generally liquidity in excess of $100 million target, and debt to cap within our targeted 50%-55% range. In early November 2017, we redeemed $250 million, 6.34% Montana First Mortgage Bonds (MFMB) due in 2019 with the issuance of $250 million of MFMB at a fixed rate of 4.03% maturing in 2047.

While maintenance capex and total dividend payments have continued to grow since 2011 (12.9% and 13.0% CAGR respectively), Cash Flow from Operations (CFO) has, on average, exceeded maintenance capex and dividend payments by approximately $24 million per year. 2016 CFO is less than 2015 largely due to $30.8M refund to customers related to FERC/DGGS ruling and $7.2M refund to customers for difference in SD Electric interim & final rates. With the addition of production tax credits from the Beethoven Wind project and continued flow-through tax benefits, we anticipate our effective tax rate approaching 10% by 2022. Additionally, we expect NOLs to be available into 2020, and Alternative Minimum Tax credits (ATM) / Production Tax Credits (PTC) to be available into 2022 to reduce cash taxes. (See appendix for “Non-GAAP Financial Measures” relating to free cash flow and disclaimer on NOL’s) Strong Cash Flows 13

Experienced Leadership & Solid Corp. Governance 14 Board of Directors (left to right) Executive Management Team (left to right) Linda G. Sullivan – Independent Director since April 27, 2017 – Audit Committee Dana J. Dykhouse – Independent Director since January 30, 2009 – Human Resources (chair) and Audit Committees Britt E. Ide – Independent Director since April 27, 2017 – Governance & Innovation Committee Jan R. Horsfall – Independent Director since April 23, 2015 – Audit and Governance & Innovation Committees Anthony T. Clark – Independent Director since December 6, 2016 – Governance & Innovation Committee Robert C. Rowe - CEO & President – Director since August 13, 2008 Dr. E. Linn Draper Jr. -Chairman of the Board – Independent Director since November 1, 2004 Julia L. Johnson – Independent Director since November 1, 2004 – Governance & Innovation (chair) and Human Resources Committees Stephan P. Adik – Independent Director since November 1, 2004 – Audit (chair) and Human Resources Committees Patrick R. Corcoran – VP Gov’t & Regulatory Affairs – retired January 2018 Crystal D. Lail – VP & Controller – current position since 2015 Curtis T. Pohl – VP Distribution – current position since 2003 Bobbi L. Schroeppel – VP Customer Care, Communications & Human Resources – current position since 2002 Brian B. Bird – VP & CFO – current position since 2003 Heather H. Grahame – VP & General Counsel – current position since 2010 Robert C. Rowe - President & CEO – current position since 2008 John D. Hines – VP Supply – current position since 2011 Michael R. Cashell – VP Transmission – current position since 2011

Strong year for safety at NorthWestern • Continue to be a top performer among Edison Electric Institute member companies. Record best customer satisfaction scores with JD Power & Associates • Once again received our best JD Powers overall satisfaction survey score in 2017. Corporate Governance Finalist • In 2017 NorthWestern’s proxy statement was again recognized as a finalist for “Best Proxy Statement (Small to Mid Cap)” by Corporate Secretary Magazine. We won the award in 2014. Board Diversity Recognition • Recognized for gender diversity on its board of directors by 2020 Women on Boards. Three of the company’s eight independent directors are female. Second Annual Environmental Report • Published in December 2017, this report highlights our commitment to the stewardship of natural resources and our sustainable business practices. Recent Significant Achievements 15 Echo Lake Nordic Trail

Looking Forward 16 Regulatory • Regulatory treatment of tax reform - determine best way to provide long-term benefit to customers and system while keeping investors ‘whole’. • Working toward successful implementation of new Power Cost and Credit Adjustment Mechanism • Anticipate filing an electric rate case by September 2018 (based on a 2017 test year). Cost Control Efforts • Continue to monitor costs, including labor, benefits and property tax valuations to mitigate increases Continue to Invest in our T&D infrastructure • Transition from DSIP/TSIP to overall infrastructure capital investment plan • Natural gas pipeline investment (Integrity Verification Process and PHMSA1 Requirements) • Grid modernization, advanced distribution management system and advanced metering infrastructure investment Update Electricity Resource Procurement Plans in Montana & South Dakota • Montana: Least cost / lowest risk approach to address intermittent capacity and reserve margin needs • South Dakota: Generation fleet assessment to evaluate economic retirement / replacement opportunities Natural Gas Reserve Acquisition Opportunities • Acquisitions at a price that benefits both customers and shareholders 1. Pipeline & Hazardous Materials Safety Administration (PHMSA) Much of our focus in the next year will be on the electric rate case in Montana and controlling our costs to benefit all stakeholders while continuing to invest in our core business to provide safe and reliable energy for our all of our customers. Black Eagle Power House

Financing Activities 17 Big Sky Substation Long-Term Debt Refinancing • In October 2017, we priced $250 million principal, 4.03% - 30 year Montana First Mortgage Bonds • We closed the transaction in early November 2017. • Proceeds used to redeem existing $250 million – 6.34% Montana First Mortgage Bonds due in 2019 $100 million At-The-Market Equity Distribution Program • Initiated in September 2017 • Proceeds to repay or refinance debt (including short-term debt), fund capital expenditures and other general corporate purposes • During the third & fourth quarters of 2017 we sold 888,938 shares of common stock at an average price of $60.68 per share, for a total of approximately $54 million of proceeds. Expect annual interest expense savings of over $5 million net of make-whole amortization We anticipate issuing the remaining $46 million under the current distribution agreement by the end of 2018.

18 Regulatory & Legal Update Montana Property Tax Tracker Filing • On January 29th the MPSC issued an order in our 2017 property tax tracker filing by further reducing our recovery of Montana property taxes by a total of $3.5 million impacting both 2017 and 2018 (approximately $1.75 million each year). This change was a result of applying an alternate allocation methodology that lowers the property tax allocation to our electric retail customers (with a higher allocation to FERC customers for which we do not have a tracking mechanism). • On February 8th we filed a motion for reconsideration with the MPSC. We expect a decision by the end of March 2018. Tax Cuts and Jobs Act • The MPSC and SDPUC have initiated dockets to determine the impacts of tax reform and have requested proposals for how to apply the benefits, starting January 1, 2018 resulting from the change in law. • We filed our initial proposal with the SDPUC in January (with an additional filing due in March) and will make a comprehensive filing with the MPSC by the end of March. Power Cost and Credit Adjustment Mechanism (PCCAM) • In April 2017, the Montana legislature passed House Bill 193, amending the statute that provided for mandatory recovery of our prudently incurred electric supply costs. The revised statute gives the MPSC additional discretion. The MPSC initiated a process to develop a replacement mechanism. In July 2017 we filed a proposed electric PCCAM that was in line with commissioner testimony provided to the legislature in support of HB193. Intervenor testimony was filed in November 2017. In December 2017 the MPSC issued a Notice of Additional Issues stating that the range of options proposed by the parties was not sufficient and directed parties to consider alternatives incorporating risk-sharing features. • On February 7th we filed rebuttal testimony and addressed the MPSC’s additional issues. Intervenor additional issues testimony is due March 23rd and a hearing is scheduled to begin May 31, 2018. • The MPSC decision may apply to variable costs on a retroactive basis to July 1, 2017 (the effective date of HB193). FERC / Dave Gates Generation Station (DGGS) • We received an order from FERC in April 2014 regarding DGGS cost allocation between retail & wholesale customers. • FERC denied our request for rehearing in May 2016 and required us to make refunds in June 2016 totaling $30.8 million. • We filed a petition for review with the US Circuit Court of Appeals for the District of Columbia Circuit in June 2016 and oral argument was held on December 1, 2017. We expect a decision by the end of the second quarter of 2018. Colstrip Unit 4 - Disallowance of Replacement Power Costs • In May 2016, the MPSC issued a final order disallowing recovery of certain costs related to a 2013 outage at Colstrip. • In September 2016 we appealed the order to the Montana District Court arguing the decision was arbitrary and capricious and violated Montana law. We expect a decision on this appeal within the next 12 months.

19 Estimated Impacts of the Tax Cuts & Jobs Act Tax reform had no impact on our net income in 2017. As a result of the reduction in the federal corporate tax rate, we reduced our deferred tax liability by approximately $321 million. This reduction was offset in regulatory assets and liabilities. • Our current electric and gas rates are expected to remain unchanged until recalculated in our next general rate proceedings. • However, dockets have been initiated in Montana and South Dakota to provide the income tax benefit to customers effective January 1st. • As a result, we began deferring the recognition of revenue (estimated to be $15-20 million in 2018 on a consolidated basis) into a regulatory liability account. The reduction in revenue recognized is anticipated to be offset by an equal reduction in income tax expense - with no impact to net income. • Utilization of the deferred revenue (regulatory liability) will be determined in the pending dockets. • As a result of tax reform, we are updating our effective tax rate assumption included in 2018 guidance to 0% - 5% (previously 8% - 12%). NOLs are now anticipated to be available into 2020 (previously 2021). • We currently believe our debt coverage ratios will be adequate to maintain existing credit ratings. However, further negative regulatory actions will likely lead to credit downgrades. The illustration above is based on current consolidated company estimates. Actual impact will ultimately be subject to regulatory approval. The $15-$20 million range shown includes $2-$4 million of annual amortization of excess deferred taxes subject to the average rate assumption method (ARAM).

Critical Capacity Shortfall 20 NorthWestern’s current planning reserve margin is negative 28% and projected to grow to negative 50% by 2035 without the addition of incremental owned or contracted portfolio resources. • The resource initiatives and actions developed in our Montana 2015 Electricity Resource Procurement Plan (ERPP) identify the critical future needs of our portfolio, including solutions to resolve our current negative planning reserve margin. • On February 7, 2018 we terminated a competitive solicitation process for up to 150 MW of dispatchable generation as a result of a July 2017 decision by the MPSC regarding maximum 15 year contract length for all new generation. On December 22, 2017 we filed a petition for judicial review of this decision in Montana District Court, primarily based on the Commission’s violation of Montana Administrative Procedures Act (MAPA). • The 2018 ERPP, expected by December, will address issues raised by the MPSC and will identify the lowest-cost / least-risk approach for addressing our intermittent capacity and reserve margin needs in Montana.

Capital Spending Forecast 21 The updated current estimated cumulative 5 year capital spending for is $1.596 billion (previously $1.582 billion). We anticipate funding the expenditures with a combination of cash flows (aided by NOLs available into 2020), the remainder of our current equity distribution program and long-term debt issuances. If other significant opportunities arise that are not in the above projections, additional equity funding may be necessary. 2018 Significant Updates Out: Approximately $123 million of previously included investment in capacity generation has been removed pending update of Integrated Resource Plans in both Montana and South Dakota (expected to be completed by year-end 2018). In: Approximately $126 million of incremental investment related to grid modernization and automated meter infrastructure for Montana. South Dakota and Nebraska AMI investment spend was previously included ($28M).

2018 Earnings Guidance 22 See appendix for additional disclosures regarding “Non-GAAP Financial Measures” $2.60 - $2.75 $3.10 - $3.30 $3.30-$3.45 NorthWestern’s 2018 earnings guidance range of $3.35 - $3.50 per diluted share is based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • Equitable regulatory treatment in the process of passing Tax Cuts and Jobs Act benefits on to customers; • Recovery of Montana energy supply costs as proposed in our pending Power Cost & Credit Adjustment Mechanism (PCCAM); • A consolidated income tax rate of approximately 0% to 5% of pre-tax income (previously 8% to12%); and • Issuance of the remaining $46 million of equity under our current distribution agreement resulting in diluted average shares outstanding ranging between approximately 50.0 million to 50.2 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long term 6-9% total return (previously 7-10%) to our investors through a combination of earnings growth and dividend yield. However, negative outcomes in upcoming regulatory proceedings may result in near-term returns below our 6-9% targeted range. Generation investment to reduce or eliminate our capacity shortfall could allow us to achieve the higher-end of our range over the long term. See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP “Adjusted EPS”.

23

Preliminary 2017 to 2018 Bridge

	Low	Midpoint	High
2017 Non-GAAP Adjusted Diluted EPS		**$3.30**	
	$3.30		$3.30
2018 Earnings Drivers (after-tax and per share)			
Gross margin improvements	0.12	-	0.18
OG&A expense decreases	0.09	-	0.11
Property & other taxes	(0.11)	-	(0.08)
Depreciation & depletion	(0.17)	-	(0.16)
Interest expense	0.03	-	0.05
Other income	0.02	-	0.03
Incremental tax benefit*	0.16	-	0.18
Subtotal of anticipated improvements	**0.14**	-	**0.31**
2018 EPS guidance range prior to ATM equity dilution	**$3.44**	$3.53	**$3.61**
Dilution from At-The-Market Equity Program	(0.09)	-	(0.11)
2018 EPS guidance range after ATM equity dilution	**$3.35**	$3.43	**$3.50**
2018 Targeted dividend payout ratio	64.2%		64.2%
2018 targeted dividend range	**$2.15**		**$2.25**
2018 targeted dividend		**$2.20**	

NorthWestern's 2018 earnings guidance range of $3.35 - $3.50 per diluted share is based upon, but not limited to, the following major assumptions and expectations:

- Normal weather in our electric and natural gas service territories;
- Equitable regulatory treatment in the process of passing Tax Cuts and Jobs Act benefits on to customers;
- Recovery of Montana energy supply costs as proposed in our pending Power Cost & Credit Adjustment Mechanism (PCCAM);
- A consolidated income tax rate of approximately 0% to 5% of pre-tax income (previously 8% to12%); and
- Issuance of the remaining $46 million of equity under our current distribution agreement resulting in diluted average shares outstanding ranging between approximately 50.0 million to 50.2 million.

** 2018 earnings drivers above are calculated using an updated 25.3% federal and state composite statutory rate (38.5% prior to the Tax Cuts and Jobs Act). The "Incremental tax benefit" line reflects the remaining benefit of the lower tax rate not otherwise captured in the individual earnings drivers listed. Since this tax benefit will ultimately accrue to the benefit of customers for the full year of 2018, gross margin includes an offsetting impact reflecting the anticipated deferral of revenues collected during the year that will be subject to commission approved spending plans or refund.*

2017 Non-GAAP → 2018 Midpoint

Prior to ATM Equity Dilution: **$3.30 → $3.53 = 7.0% Increase**

After anticipated ATM Equity Dilution: **$3.30 → $3.43 = 3.9% Increase**

Dividend Growth

$2.10 → $2.20 = 4.8% increase

NorthWestern Energy
Delivering a Bright Future

Conclusion 24 Best Practices Corporate Governance Pure Electric & Gas Utility Solid Utility Foundation Strong Earnings & Cash Flows Attractive Future Growth Prospects

25

Summary Financial Results (Fourth Quarter) 26 (1) Gross Margin is a non-GAAP Measure. See appendix for additional disclosure. (1)

(dollars in millions) Three Months Ended December 31, 2017 2016 Variance Electric $ 175.0 $ 167.9 $ 7.1 4.2% Natural Gas 60.5 55.0 5.5 10.0% Gross Margin $ 235.5 $ 222.9 $ 12.6 5.7% 27 Gross Margin (Fourth Quarter) (1) Gross Margin is a non-GAAP Measure. See appendix for additional disclosure. (1) Increase in gross margin due to the following factors: $ 3.4 Electric retail volumes 3.1 Natural gas retail volumes 1.7 Montana natural gas rates 1.5 2016 Hydro generation rates 0.6 Electric transmission 1.1 Other $ 11.4 Change in Gross Margin Impacting Net Income $ 1.3 Property taxes recovered in trackers 0.5 Operating expenses recovered in trackers (0.4) Production tax credits flowed through trackers (0.2) Gas production gathering fees $ 1.2 Change in Gross Margin Offset Within Net Income $ 12.6 Increase in Consolidated Gross Margin

Weather (Fourth Quarter) 28 Mean Temperature from Normal Oct.-Dec. 2017 Favorable weather has contributed approximately $1.8 million pretax benefit for the quarter as compared to normal, and $2.8 million pretax benefit as compared to same period in the prior year.

Operating Expenses (Fourth Quarter) 29 (dollars in millions) Three Months Ended December 31, 2017 2016 Variance Operating, general & admin. $ 78.7 $ 82.2 $ (3.5) (4.3%) Property and other taxes 44.1 36.8 7.3 19.8% Depreciation and depletion 41.7 39.7 2.0 5.0% Operating Expenses $ 164.5 $ 158.7 $ 5.8 3.7% Increase in operating expenses due mainly to the following factors: $3.5 million decrease in OG&A $ (3.7) Employee benefits and compensation costs $ (0.4) Bad debt expense $ (0.2) Maintenance costs $ (0.2) Natural gas production gathering expense $ 1.0 Non-employee directors deferred compensation $ 0.5 Operating expense recovered in trackers $ (0.5) Other $7.3 million increase in property and other taxes due primarily to plant additions and higher estimated property valuations in Montana. $2.0 million increase in depreciation and depletion expense primarily due to plant additions.

(dollars in millions) Three Months Ended December 31, 2017 2016 Variance Operating Income $ 71.0 $ 64.2 $ 6.8 10.6% Interest Expense (22.3) (23.0) 0.7 3.0% Other Income 2.5 1.3 1.2 92.3% Income Before Taxes 51.2 42.5 8.7 20.5% Income Tax (Expense) / Credit (3.3) 1.6 (4.9) (312.9%) Net Income $ 47.9 $ 44.1 $ 3.8 8.6% Operating Income to Net Income (Fourth Quarter) 30 $0.7 million decrease in interest expense was primarily due to refinancing of debt in November 2017. $1.2 million increase in other income due primarily to higher capitalization of allowance for funds used during construction (AFUDC) and a $1.0 million increase of deferred shares held in trust for non-employee directors deferred compensation (which had a corresponding increase to operating, general and administrative expenses). $4.9 million increase in income tax expense due primarily to higher pre-tax income in 2017 and lower plant and depreciation of flow-through items.

Balance Sheet 31 Debt to total capitalization decreased to 53.7% and now within targeted 50%-55% range.

Cash Flow 32 Improvement in cash from operations is primarily due to refunds in 2016 associated with the DGGS FERC ruling and interim rates in our South Dakota electric rate case of approximately $30.8 million and 7.2 million, respectively.

Income Tax Reconciliation (Fourth Quarter) 33 Our income taxes are higher in fourth quarter 2017 versus the prior year largely due to higher pre-tax income and lower plant and depreciation of flow through items.

Adjusted Earnings (Fourth Quarter ‘17 vs ’16) 34 The non-GAAP measures presented in the table are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. Last quarter we indicated we needed $0.95 to $1.10 in the fourth quarter 2017 to meet our guidance for the year. While the $0.96 Non-GAAP earnings we delivered during the quarter was at the low end of the range, it was a 4.3% improvement over 2016. (1) Note: Fourth quarter net income and EPS last year (2016) was originally reported as $45.9M and $0.95, respectively. As a result of adopting Accounting Standards Update No. 2016-09 during the fourth quarter of 2016, excess tax benefits of $1.8 million related to vested share-based compensation awards were recorded as a decrease in income tax expense in the Consolidated Statement of Income. In accordance with the guidance, the $1.8 million impact of this adoption is reflected as of January 1, 2016 and included in first quarter 2016 results.

Summary Financial Results (Full Year) 35 (1) Gross Margin is a non-GAAP Measure. See appendix for additional disclosure. (1)

Gross Margin (Full Year) 36 (dollars in millions) Twelve Months Ended December 31, 2017 2016 Variance Electric $ 703.1 $ 678.8 $ 24.3 3.6% Natural Gas 192.3 177.5 14.8 8.3% Gross Margin $ 895.4 $ 856.3 $ 39.1 4.6% Increase in gross margin due to the following factors: $ 15.7 Electric retail volumes 10.5 Natural gas retail volumes 9.5 2016 Montana Public Service Commission (MPSC) disallowance 1.8 Montana natural gas rates 1.5 2016 Hydro generation rates 1.2 South Dakota generation rates 0.6 Electric transmission 0.4 Electric QF adjustment (14.2) 2016 Lost revenue adjustment mechanism 3.9 Other $ 30.9 Change in Gross Margin Impacting Net Income $ 6.7 Property taxes recovered in trackers 1.5 Operating expenses recovered in trackers $ 8.2 Change in Gross Margin Offset Within Net Income $ 39.1 Increase in Consolidated Gross Margin

Weather (Full Year) 37 Heating Degree Days Cooling Degree Days We estimate favorable weather in 2017 contributed approximately $3.4 million pretax benefit as compared to normal and $18.6 million pretax benefit as compared to 2016. Source: National Centers for Environmental Information

Operating Expenses (Full Year) 38 Increase in operating expenses due mainly to the following factors: $2.2 million increase in OG&A $ 1.9 Bad debt expense 1.5 Operating expenses recovered in trackers 1.2 Maintenance costs (1.5) Employee benefits and compensation costs (1.0) Insurance reserves 0.1 Other $14.5 million increase in property and other taxes due primarily to plant additions and higher estimated property valuations in Montana. $6.8 million increase in depreciation and depletion expense primarily due to plant additions. (dollars in millions) Twelve Months Ended December 31, 2017 2016 Variance Operating, general & admin. $ 305.1 $ 302.9 $ 2.2 0.7% Property and other taxes 162.6 148.1 14.5 9.8% Depreciation and depletion 166.1 159.3 6.8 4.3% Operating Expenses $ 633.8 $ 610.3 $ 23.5 3.9%

Operating Income to Net Income (Full Year) 39 $2.7 million decrease in interest expense was primarily due to refinancing $250 million of debt in November 2017 and $2.9 million of interest included in our 2016 results associated with an MPSC disallowance offset partially by higher interest expense on short-term borrowings. $1.4 million increase in other income due primarily to higher capitalization of allowance for funds used during constructions (AFUDC). $21.0 million increase in income tax expense due primarily to the inclusion in our 2016 results of a $17.0 million income tax benefit due to the adoption of a tax accounting method change related to the cost to repair generation assets (of which $12.5 million related to periods prior to 2016), and higher pre-tax income. (dollars in millions) Twelve Months Ended December 31, 2017 2016 Variance Operating Income $ 261.4 $ 245.9 $ 15.6 6.3% Interest Expense (92.3) (95.0) 2.7 2.9% Other Income 6.9 5.5 1.4 25.4% Income Before Taxes 176.1 156.5 19.6 12.5% Income Tax (Expense) Benefit (13.4) 7.6 (21.0) (276.8%) Net Income $ 162.7 $ 164.2 ($ 1.5) (0.9%)

Income Tax Reconciliation (Full Year) 40 The increase in income tax expense was primarily due to higher pretax income and the inclusion in our 2016 results of a $17.0 million income tax benefit due to the adoption of a tax accounting method change related to the costs to repair generation assets (of which $12.5 million related to periods prior to 2016), and higher pre-tax income.

Non-GAAP Adjusted Earnings (Full Year ‘17 vs ’16) 41 The non-GAAP measures presented in the table are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Montana Natural Gas Rate Filing 42 Montana PSC Docket D2016.9.68 Derivation of Rate Increase ($Millions) Revenue Request in Initial Application ..... $10.9 Property Tax (adjustment to actual) ….….. ($2.0) Income Tax correction and other misc. ..... 0.5 Rebuttal Revenue Request …………….. $9.4 1st Stipulation with MCC ROE Reduction (10.35% to 9.55%) ...... (2.6) Deprec. Reserve and other misc. …...... (0.2) 1st Stipulation Revenue Request …...... $6.6 2nd Stipulation with MCC / LCG A&G Concession ………………………. (0.8) 2nd Stipulation Revenue Request …...… $5.7 July 20, 2017 MPSC Work Session Remove A&G Concession ……………… 0.8 Accumulated depletion adjustment ……. (1.4) MPSC Settlement ………………..……..… $5.1* $5.1M 6.96% $430.2M 9.55% 4.47% * Parties did not object to MPSC’s work session final order.

NorthWestern Energy Profile 43

2017 System Statistics 44 Note: Statistics above are as of 12/31/2017 except for Electric Transmission for Others (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker (1) (2)

Our Commissioners 45

DGGS Update – Denied Rehearing Request 46 Note: Please see Regulatory Matters footnote and Risk Factors section of our recent Form 10-K and Form 10-Q for additional disclosures.

Non-GAAP Financial Measures (1 of 3) 47 These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures.

Non-GAAP Financial Measures (2 of 3) 48 Disclaimer on Net Operating Net Operating Losses (NOL’s): The expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of the preliminary prospectus. Nothing in this presentation should be regarded as a representation by any person that these objectives will be achieved and the Company undertakes no duty to update its objectives.

Non-GAAP Financial Measures (3 of 3) 49 The data presented in this presentation includes financial information prepared in accordance with GAAP, as well as other Non- GAAP financial measures such as Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends) and Net Debt (Total debt less capital leases), that are considered “Non-GAAP financial measures.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of Gross Margin, Free Cash Flows and Net Debt is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows and Net Debt measures may not be comparable to other companies’ similarly labeled measures. Furthermore, these measures are not intended to replace measures as determined in accordance with GAAP as an indicator of operating performance.

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